UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2022

LVPAI GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	033-20966	76-0251547
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On August 12, 2022, as a result of two private transactions, (i) 4,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of Lvpai Group Limited, a Nevada corporation (the “Company”), were transferred from Yang Fuzhu to Chen Yuanhang and (ii) 1,000,000 Shares were transferred to Frank Chen (together, the “Purchasers”). As a result, the Purchasers became holders of an aggregate of approximately 43.48% of the voting rights of the issued and outstanding share capital of the Company and Yang Fuzhu retained 43.48% of the voting rights of the Company and is no longer the controlling shareholder. The consideration paid for the Shares was $172,500. The source of the cash consideration for the Shares was personal funds of the Purchasers.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2022, the existing director and officer resigned immediately. Accordingly, Yang Fuzhu, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary. At the effective date of the transfer, Chen Yuanhang consented to act as the new Chief Executive Officer, President, and a Director of the Company, and Zhang Wenmin consented to act as the new Chief Financial Officer of the Company.

Yuanhang Chen – Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Chen Yuanhang, aged 60, received his bachelor’s degree from Guangxi Normal University in 1989. In 2009, he received an Executive Master of Business Administration Program in Peking University.

In 1997, Mr. Chen Yuanhang founded Guangxi Chuanggu Group, operating out of Guangxi, China. Mr. Chen Yuanhang continues to serve as the President and Director and has been responsible for encouraging business investments, while also providing leadership and strategic direction for the company. In 2002, Mr. Chen Yuanhang founded Guangxi TNKY Life Technology Group Limited and serve as the President and Director until now. He also joined the Guangdong’s Association for Promotion of Cooperation between Guangdong, Hong Kong & Macao and served as Vice President in 2015.

Due to Mr. Chen Yuanhang ’s over 30 years of experience in top management of various businesses, in July of 2022, the Board of Directors elected to appoint him to the positions of President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Zhang Wenmin – Chief Financial Officer

Ms. Zhang Wenmin, age 39, graduated from Tianjin University with the bachelor’s degree in Business Administration.

Ms. Zhang was in the travel-related photography industry for 10 years. After years of development, Ms. Zhang is the CEO of Jiangsu Lvpai Technology Group Co., Ltd. focusing on the travel-related photography services. Ms. Zhang built a one-stop service platform called “Global Travel Photography”, a well-known brand in the travel-related photography industry, which integrates tourism, photography, hotels, scenic spots, specialties and other comprehensive products.

Ms. Zhang is also a well-known angel investor, who is experience at business management and financial investment analysis. In addition to the “Global Travel Photography”, she also invested in many other start-ups, such as “XingYi Media”, “Zhongfu Cultural Tourism”, “Smart Travel Camera Cabin”, “TianNian KeYang”, “Kuncheng RV Tourism”, “Tianzhiquan Liquor”, some of them have grown to become the strong market players in China.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	FORM AFFILIATE STOCK PURCHASE AGREEMENT, dated August 12, 2022
99.2	DIRECTORS RESOLUTIONS, dated August 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2022

Lvpai Group Limited

/s/ Chen Yuanhang
By:	Chen Yuanhang
Title:	CEO

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